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                                                                   EXHIBIT 10.22



                            2003 Stock Incentive Plan
                                  for Employees
               of Honeywell International Inc. and its Affiliates


                              GROWTH PLAN AGREEMENT


      GROWTH PLAN AGREEMENT made in Morris Township, New Jersey, United States of America, as of the ____ day of _____________ between Honeywell International Inc. (which together with its subsidiaries and affiliates, when the context so indicates, is hereinafter referred to as the "Company") and ___________ (the "Employee").

      1. Grant of Awards. The Company has granted to you ________ Growth Plan Units, subject to the terms of this Agreement and the terms of the 2003 Stock Incentive Plan for Employees of Honeywell International Inc. and its Affiliates (the "Stock Plan").

      2. Target and Actual Award. The number of Growth Plan Units awarded to you represents a target award for the Performance Cycle (as defined below). Each Growth Plan Unit has a target value of $100 ("Target Value"). Your actual award value (the "Actual Award") is equal to the product of (i) the Target Value, (ii) the Plan Payout Percentage, and (iii) the number of Growth Plan Units awarded to you under this Agreement. For purposes of this Agreement, the "Plan Payout Percentage" shall be based on the achievement of the Performance Measures described in Section 3 below and may range from zero to a maximum of 200%.

      3. Performance Measures. The Plan Payout Percentage shall be determined based on revenue growth and return on investment (collectively the "Performance Measures") for the Performance Cycle. Performance Measures shall be determined at the Company level for eligible employees not assigned to one of the Company's four strategic business groups ("SBG"), and at both the Company and SBG level for other eligible employees. For purposes of this determination, if you transfer from one of the Company's businesses during the Performance Cycle, your award will be prorated for the number of days actively employed in that business.

            Notwithstanding anything in this Agreement to the contrary, except in the event of a Change in Control (as defined in the Stock Plan), no Growth Plan Unit awards will be paid unless the Company attains a minimum level of earnings per share growth during the Performance Cycle. The minimum level of earnings per share growth shall be a ___% compound annual growth rate over the Performance Cycle. In determining earnings per share for this purpose, the Management Development and Compensation Committee of the Company's Board of Directors (the "Committee") shall exclude from its calculations unusual, infrequently occurring, and extraordinary items.

      4. Performance Cycles. The ____ year performance cycle to which this Agreement applies commences on ___________ and ends on ____________ (performance cycle between 12 months and 5 years) (the "Performance Cycle").






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      5.    Timing of Payments. The payment of Growth Plan Unit awards is contingent upon (i) the achievement of the performance criteria outlined in Section 3 above, and (ii) you remaining actively employed by the Company on the applicable payment dates. Thus, for example, if you are receiving pay from the Company but not actively performing services therefore (including, but not limited to, severance periods, notice periods, grandfathered vacation periods, short or long-term disability periods), you will not be considered "active" for purposes of the payment of Growth Plan Unit awards. To the extent a Growth Plan Unit award is earned, you will receive it in two installments (subject, of course, to the active employment criteria described herein). One-half of your Actual Award will be paid in ___________; the second half of your Actual Award will be paid in ___________; provided, however, that in no event will a payment be made later than two and one-half months from the end of the year in which the payment vests.

      6. Form of Payment. Growth Plan Units may be paid out in either cash or shares of the Company's common stock ("Shares"), at the discretion of the Committee. Payment shall be made in the same currency as your pay ("Local Currency"). In the event you receive pay in more than one currency, the currency used for payment will be at the discretion of the party responsible for payment. The Company will normalize your award value for any fluctuation in exchange rates between U.S. dollars and your Local Currency. The exchange rate used will be that which is in effect for compensation planning at the beginning of this Performance Cycle. Your award will be expressed in U.S. dollars. If your Actual Award is paid in Shares, the number of Shares shall be determined by dividing the Actual Award by the Fair Market Value (as defined in the Stock Plan) of the Shares as of the date the Committee determines the amount of your Actual Award. Fractional Shares will always be paid in cash. No payment amounts will be credited with interest, and you may not defer the payment of any awards hereunder.

      7. Termination of Employment. If your employment with the Company is terminated for any reason other than death or Disability prior to the date a Growth Plan Unit payment is to be made pursuant to
            Section 5 above, any unpaid amounts shall be forfeited and your rights with respect to any Growth Plan Units will terminate unless the Committee, or its designee, determines otherwise in its sole and absolute discretion.

      8. Death or Disability. If your employment with the Company terminates because of death or Disability (as defined in the Stock Plan) prior to the first installment payment of your Actual Award, you or your estate will receive the prorated value of your Actual Award. The prorated value of the Actual Award shall be determined by multiplying the Actual Award by a fraction, the numerator of which is the number of days you were actively employed by the Company during the Performance Cycle prior to your death or Disability, and the denominator of which is 730. Such prorated Actual Award shall be payable in a single lump sum at the time the first installment payment is paid to other Growth Plan grantees. If your death or Disability occurs after the first installment payment of your Actual Award has been made but before the second installment payment has been made, the Company shall pay the second installment payment in a lump sum as soon as practicable after the date of death or Disability.

      9. Change in Control. In the event of a Change in Control (as defined in the Stock Plan), you will be deemed to have earned an Actual Award at a Performance Payout Percentage

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            of 100%. In such case, you shall receive both installments of your
            Actual Award in a single sum payment no later than the earlier of 90 days after the date of the Change in Control or two and one-half months after the end of the calendar year in which the Change in Control occurs. Such single sum payment may be in cash or Shares, as determined by the Committee.

      10. Change in Status. If your role within the Company changes during the Performance Cycle such that you would no longer be eligible to receive Growth Plan Units, this Agreement shall remain in full force and effect as if no such change had occurred.

      11. Transfer of Awards. You may not transfer any interest in your Growth Plan Units. Any attempt to dispose of your interest in your Growth Plan Units shall be null and void.

      12. Personal Data. By accepting the Growth Plan Unit award under this Agreement, you hereby consent to the Company's use, dissemination and disclosure of any information pertaining to you that the Company determines to be necessary or desirable for the implementation, administration, and management of the Stock Plan.

      13. Discretionary Nature and Acceptance of Award. By accepting this Growth Plan Unit award, you agree to be bound by the terms of this Agreement and acknowledge that:

            a) The benefits and rights provided under the Stock Plan are not to be considered part of your salary or compensation with the Company for purposes of calculating any (i) severance, resignation, redundancy or termination related payments, (ii) vacation amounts, (iii) bonus amounts, (iv) long-term service awards, (v) pension or retirement benefits, or (vi) any other payments, benefits or rights of any kind. You hereby waive any and all rights to compensation or damages as a result of the termination of your employment with the Company for any reason whatsoever insofar as those rights result, or may result, from the loss or diminution in value of such rights under the Stock Plan or your ceasing to have any rights under, or ceasing to be entitled to any rights under, the Stock Plan as a result of such termination.

            b) The grant of Growth Plan Units hereunder, and any future grant of Growth Plan Units under the Stock Plan, is entirely voluntary and at the complete and sole discretion of the Company. Neither the grant of these Growth Plan Units nor any future grant of Growth Plan Units by the Company shall be deemed to create any obligation to grant any further Growth Plan Units, whether or not such a reservation is explicitly stated at the time of such grant. The Company has the right, at any time and for any reason, to amend, suspend or terminate the Stock Plan; provided, however, that no such amendment, suspension, or termination shall adversely affect your rights hereunder.

      14. Limitations. Nothing in this Agreement or the Stock Plan gives you any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate your employment at any time.

      15. Agreement Changes. The Company reserves the right to change the terms of this Agreement without your consent to the extent necessary or desirable to comply with the requirements of Code section 409A, the Treasury regulations and other guidance thereunder.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the facsimile signature of its Chairman of the Board and Chief Executive Officer as of the day and year first above written. By consenting to this Agreement, you agree that (i) you have carefully read, fully understand and agree to all of the terms and conditions described in this Agreement and the Stock Plan; and (ii) you understand and agree that this Agreement and the Stock Plan constitute the entire understanding between you and the Company regarding your award of Growth Plan Units, and that any prior agreements, commitments or negotiations concerning such Growth Plan Units are hereby replaced and superseded. You will be deemed to consent to the application of the terms and conditions set forth in this Agreement and the Stock Plan unless you contact Honeywell International Inc., Executive Compensation/AB-1D, 101 Columbia Road, Morristown, NJ 07962, in writing, within thirty (30) days of the date of this Agreement.


                                        HONEYWELL INTERNATIONAL INC.





                                        By: David M. Cote
                                            Chairman of the Board and
                                            Chief Executive Officer



                                        _________________________________
                                        Participant's signature




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This Agreement and the underlying Stock Plan represent the entire agreement between the Company and you regarding your Growth Plan Units. This Agreement and the Stock Plan should be reading conjunction so that they are not in conflict. Nevertheless, in the event this Agreement and the Stock Plan cannot be harmonized with each other, the terms of the Stock Plan shall control. You should consult the Stock Plan for additional information with respect to your rights, responsibilities and entitlements.

The Company reserves the right to amend, modify or terminate the Stock Plan at its sole and absolute discretion, subject to shareowner approval if required.

This Agreement does not guarantee your eligibility for any Stock Plan benefit now or in the future. Please keep in mind that neither the Stock Plan nor this Agreement, or any amendments thereto, constitute a contract of employment with the Company or otherwise give you the right to be retained in the employment of the Company.















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